UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             December 22, 2003

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code             (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events.

On December 22, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS ANNOUNCES RECEIPT OF FDA

APPROVABLE LETTER FOR DIQUAFOSOL

“DURHAM, NC—December 22, 2003—Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today that the U.S. Food and Drug Administration (FDA) has issued an approvable letter for diquafosol tetrasodium ophthalmic solution for the treatment of dry eye.

“In the letter, the FDA requested that Inspire provide an additional clinical study. Inspire plans to meet with the FDA as soon as possible to determine whether study 03-108, which was completed after the New Drug Application was submitted, will be sufficient to meet this requirement. No other specific deficiencies were noted in the approvable letter. The letter indicated that comments on proposed labeling will be provided by the FDA when the clinical issues have been adequately addressed.

“Christy L. Shaffer, Ph.D., Inspire’s CEO, stated, ‘We are committed to working with the FDA to address the Agency’s additional requirements for approval of this important product.’

“Inspire will host a conference call and webcast on December 22nd at 8:30 am EST.

To access the conference call, participants may dial in on the following numbers:

U.S. participants: (800) 473-6123

International participants: (973) 582-2706

“The call will be available for replay until January 9th. The dial-in numbers and PIN for the replay are:

U.S. participants: (877) 519-4471

International participants: (973) 341-3080

PIN: 4394588

“The conference call will also be webcast on Inspire’s website at www.inspirepharm.com and will be available for replay on the site until January 9th.

“About Dry Eye

“Dry eye is a painful, burning and irritating condition involving abnormalities and deficiencies in the tear film due to a variety of causes. It affects approximately 10 million North Americans and is one of the most frequent patient complaints reported to ophthalmologists and optometrists. The majority of dry eye patients rely on artificial tears to relieve symptoms.

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12. The company is on track with plans for the development of a 64 representative specialty ophthalmology sales force to launch and promote ElestatTM, a topical allergic conjunctivitis treatment developed by Allergan, as well as RestasisTM in 2004.

“Forward-Looking Statements

“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Gregory J. Mossinghoff

Gregory J. Mossinghoff President and Secretary

Dated: December 22, 2003